SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     February 7, 2001

BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107
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(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631
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(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000
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BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.	Other Events

Bally Total Fitness Holding Corporation filed a registration statement February 7, 2001, with the Securities and Exchange Commission for the public offering of 4,000,000 shares of its common stock. An aggregate of 2,591,179 shares will be offered by the Estate of Arthur M. Goldberg and a partnership owned 88% by the Estate, as selling shareholders and Bally will offer 1,408,821 shares.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION ------------------------------------------------------------- Registrant

Dated: February 7, 2001	/s/ John W. Dwyer ------------------------------------------------------------- John W. Dwyer Executive Vice President, Chief Financial Officer and Treasurer